BYLAWS
OF
REGIS CORPORATION
ARTICLE I.
OFFICES
Section 1. Principal Executive Office. The principal executive office of the corporation shall be in the City of Minneapolis, County of Hennepin, Minnesota.
Section 2. Registered Office. The location and address of the registered office of the corporation is 3701 Wayzata Boulevard, Suite 500, Minneapolis, Minnesota. The registered office need not be identical with the principal executive office of the corporation and may be changed from time to time by the Board of Directors.
Section 3. Other Offices. The corporation may have other offices at such places within and without the State of Minnesota as the Board of Directors may determine from time to time.
ARTICLE II.
MEETINGS OF SHAREHOLDERS
Section 1. Place of Meeting. All meetings of the shareholders of this corporation shall be held at its principal executive office unless some other place for any such meeting within or without the State of Minnesota is designated by the Board of Directors in the notice of meeting. Any regular or special meeting of the shareholders of the corporation called by or held pursuant to a written demand of shareholders shall be held in the county where the principal executive office of the corporation is located. The Board of Directors may determine that shareholders not physically present in person or by proxy at a shareholder meeting may, by means of remote communication, participate in a shareholder meeting held at a designated place. The Board of Directors also may determine that a meeting of the shareholders shall not be held at a physical place, but instead solely by means of remote communications. Participation by remote communication constitutes presence at the meeting.
Section 2. Regular Meetings. Regular meetings of the shareholders of this corporation may be held at the discretion of the Board of Directors on an annual basis on such dates and at such times and places as may be designated by the Board of Directors in the notices of meeting. At regular meetings the shareholders shall elect a Board of Directors and transact such other business as may be appropriate for action by shareholders.
Section 3. Special Meetings. Special meetings of the shareholders, for any purpose or purposes appropriate for action by shareholders, may be called by the chief executive officer, by the acting chief executive officer in the absence of the chief executive officer, by the chief financial officer, or by the Board of Directors or any two or more members thereof. Such meeting shall be held on such date and at such time and place as shall be fixed by the person or persons calling the meeting and designated in the notice of meeting. Business transacted at any special meeting of shareholders shall be limited to the purpose or purposes stated in the notice of meeting.
Section 4. Notice of Meetings. Except where a meeting of shareholders is an adjourned meeting and the date, time, and place of such meeting were announced at the time of adjournment, notice of all meetings of shareholders stating the date, time, and place thereof, and any other information required by law or desired by the Board of Directors or by such other person or persons calling the meeting, and in the case of special meetings, the purpose thereof, shall be given to each shareholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days prior to the date of such meeting.

Notices of meeting shall be given to each shareholder entitled thereto by oral communication, by mailing a copy thereof to such shareholder at an address designated by such shareholder or to the last known address of such shareholder, by handing a copy thereof to such shareholder, or by any other delivery that conforms to law. Notice by mail shall be deemed given when deposited in the United States mail with sufficient postage affixed. Notice shall be deemed received when it is given.
Section 5. Record Date. For the purpose of determining shareholders entitled to notice of and to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may, but need not, fix a date as the record date for any such determination of shareholders, which record date, however, shall in no event be more than sixty (60) days prior to any such intended action or meeting.
Section 6. Quorum. The holders of a majority of the voting power of all shares of the corporation entitled to vote at a meeting shall constitute a quorum at a meeting of shareholders for the purpose of taking any action other than adjourning such meeting. The corporation may adjourn the meeting to such date, time, and place as it announces at the time of adjournment. Any business that might have been transacted at the adjourned meeting had a quorum been present, may be transacted at the meeting held pursuant to such an adjournment and at which a quorum shall be represented. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of shareholders originally represented leaves less than the number otherwise required for a quorum.
Section 7. Voting and Proxies. At each meeting of the shareholders every shareholder shall be entitled to one vote in person or by proxy for each share of capital stock held by such shareholder, except as may be otherwise provided in the Articles of Incorporation or the terms of the share, but no appointment of a proxy shall be valid for any purpose more than eleven (11) months after the date of its execution, unless a longer period is expressly provided in the appointment. Every appointment of a proxy shall be (i) in writing, and filed with the Secretary of the corporation before or at the meeting at which the appointment is to be effective or (ii) by telephonic transmission or authenticated electronic communication, whether or not accompanied by written instructions of the shareholder, of an appointment of proxy with the corporation or the corporation’s duly authorized agent at or before the meeting at which the appointment is to be effective. An appointment of a proxy for shares held jointly by two or more shareholders shall be valid if signed by any one of them, unless the Secretary of the corporation receives from any one of such shareholders written notice either denying the authority of another of such shareholders to appoint a proxy or appointing a different proxy. All questions regarding the qualification of voters, the validity of appointments of proxies, and the acceptance or rejection of votes shall be decided by the presiding officer of the meeting. The shareholders shall take action by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or represented by proxy, and entitled to vote, except where a different vote is required by law, the Articles of Incorporation, or these Bylaws.

Section 8. Notice of Shareholder Business and Nominations.

A.	Annual Meetings of Shareholders.

i.
To be properly brought before an annual meeting, nominations of persons for election to the Board of Directors or the proposal of business to be considered by the shareholders must be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors; or (C) properly brought before the meeting by a shareholder.

ii.
For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (a)(i)(C) of this Section 8, (A) the shareholder must have given timely notice in writing to the corporation’s Secretary as provided in clause (a)(iii) of this Section 8; (B) the subject matter thereof must be a matter which is a proper subject matter for shareholder action at such meeting; (C) the shareholder’s notice must contain all the information required by clause (a)(iv) of this Section 8; and (D) the shareholder must be a shareholder of record of the corporation at the time the notice required by this Section 8 is delivered to the corporation, must continue to be a shareholder of record of the corporation through the date of the annual meeting and must be entitled to vote at the annual meeting.

iii.
To be timely, a shareholder’s notice must be received by the Secretary of the corporation at the principal executive offices of the corporation not later than the close of business on 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the immediately preceding annual meeting of the shareholders; provided, however, that in the event that the date of an annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall the public announcement of an adjournment, rescheduling or postponement of an annual meeting commence a new time period for the giving of a shareholder’s notice as described in this Section 8.

iv.
Such shareholder’s notice to the Secretary of the corporation shall set forth: (A) (I) as to each person whom the shareholder proposes to nominate for election as a director (1) the name, age, business address and residence address of the person, (2) the principal occupation or employment of the person, (3) the class or series and number of shares of capital stock of the corporation that are owned beneficially or of record by the person, (4) any material relationship between the person, on the one hand, and such shareholder or the beneficial owner, if any, on whose behalf the nomination is made, on the other hand, (5) any other information relating to such person that is required to be disclosed in a proxy statement or other filings to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder, and (6) any other information as may be required by the corporation pursuant to any policy of the corporation governing the selection of directors, and such notice must also be accompanied by a written consent of each proposed nominee to being named in the proxy statement as a nominee and to serving as a director if elected; and (II) as to any business that the shareholder proposes to bring before the annual meeting (1) a brief description of the business desired to be brought before the annual meeting, (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the corporation, the language of the proposed amendment), (3) the reason for conducting such business at the annual meeting, and (4) any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal or business is made; and (B) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal pursuant to clause (iv)(A)(I) and/or clause (iv)(A)(II) is made (1) the name and address of such shareholder as they appear on the corporation’s books, and of any such beneficial owner, (2) (a) the class or series (if any) and number of shares of the corporation that are beneficially owned by such shareholder or any such beneficial owner, (b) any option, warrant, convertible security, stock appreciation right, swap or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “derivative instrument”) owned beneficially by such shareholder or any such beneficial owner and any other opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (c) any proxy, contract, arrangement, understanding or relationship pursuant to which such shareholder or any such beneficial owner has a right to vote any shares of the corporation, (d) any short interest in any security of the corporation, (e) any rights to dividends on the shares of the corporation owned beneficially by such shareholder or any such beneficial owner that are separated or separable from the underlying shares of the corporation, and (f) any proportionate interest in shares of the corporation or derivative instruments held, directly or indirectly, by a general or limited partnership in which such shareholder or any such beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder's or any such beneficial owner's immediate family sharing the same household (which information shall be supplemented by such shareholder not later than 10 days after the record date for the meeting to disclose such ownership as of the record date) (3) a representation that the shareholder is a holder of record of stock of the corporation at the time such notice is given and will continue to be a holder of record of stock of the corporation through the date of the meeting, is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (4) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) to solicit proxies from shareholders in support of such proposal or nomination.

v.
The corporation may require (i) any proposed nominee to furnish such other information as the corporation may reasonably require to determine the eligibility of such proposed nominee to serve as director of the corporation and (ii) a shareholder seeking to bring an item of business before the annual meeting to promptly provide any other information reasonably requested by the corporation.

vi.
The foregoing notice requirements shall be deemed satisfied by a shareholder with respect to a shareholder proposal made pursuant to Rule 14a-8 promulgated under the Exchange Act if the shareholder has notified the corporation of his or her intention to present a shareholder proposal at an annual meeting pursuant to and in compliance with Rule 14a-8 promulgated under the Exchange Act (and in accordance with the SEC’s then current interpretation of Rule 14a-8 promulgated under the Exchange Act) and such shareholder’s proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting.

B.	Special Meetings of Shareholders.

i.
At a special meeting of shareholders (other than a special meeting called by or at the request of a shareholder or shareholders pursuant to Section 433 of the Minnesota Business Corporation Act (the “MBCA”)), only such business shall be conducted as shall have been brought before the meeting pursuant to the corporation’s notice of meeting in respect of such special meeting. At a special meeting of shareholders called by a shareholder or shareholders pursuant to Section 433 of the MBCA, only such business shall be conducted as shall have been set forth in the notice of the corporation which shall include the business as shall have been contained in the notice described in clause (b)(ii) of this Section 8 and/or as may be specified by the Board of Directors in the applicable notice of meeting.

ii.
Any shareholder or shareholders seeking to call a special meeting of the corporation pursuant to Section 433 of the MBCA shall provide a notice to the Secretary of the corporation setting forth the following information, which notice shall accompany the written notice of demand required under the MBCA: (A) (I) as to each person whom the shareholder proposes to nominate for election as a director (1) the name, age, business address and residence address of the person, (2) the principal occupation or employment of the person, (3) the class or series and number of shares of capital stock of the corporation that are owned beneficially or of record by the person, (4) any material relationship between the person, on the one hand, and such shareholder or the beneficial owner, if any, on whose behalf the nomination is made, on the other hand, (5) any other information relating to the person that is required to be disclosed in a proxy statement or other filings to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 under the Exchange Act and the rules and regulations promulgated thereunder, and (6) any other information as may be required by the corporation pursuant to any policy of the corporation governing the selection of directors, and such notice must also be accompanied by a written consent of each proposed nominee to being named in the proxy statement as a nominee and to serving as a director if elected; and (II) as to any business that the shareholder proposes to bring before the special meeting (1) a brief description of the business desired to be brought before the special meeting, (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws of the corporation, the language of the proposed amendment), (3) reason for conducting such business at the special meeting, and (4) any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal or business is made; and (B) as to the shareholder or shareholders giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal pursuant to clause (ii)(A)(I) and/or clause (ii)(A)(II) is made (1) the name and address of such shareholder as they appear on the corporation’s books, and of any such beneficial owner, (2) (a) the class or series (if any) and number of shares of the corporation that are beneficially owned by such shareholder or any such beneficial owner, (b) any option, warrant, convertible security, stock appreciation right, swap or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “derivative instrument”) owned beneficially by such shareholder or any such beneficial owner and any other opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (c) any proxy, contract, arrangement, understanding or relationship pursuant to which such shareholder or any such beneficial owner has a right to vote any shares of the corporation, (d) any short interest in any security of the corporation, (e) any rights to dividends on the shares of the corporation owned beneficially by such shareholder or any such beneficial owner that are separated or separable from the underlying shares of the corporation, and (f) any proportionate interest in shares of the corporation or derivative instruments held, directly or indirectly, by a general or limited partnership in which such shareholder or any such beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder's or any such beneficial owner's immediate family sharing the same household (which information shall be supplemented by such shareholder not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), (3) a representation that the shareholder is a holder of record of stock of the corporation at the time such notice is given and will continue to be a holder of record of stock of the corporation through the date of the meeting, is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (4) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) to solicit proxies from shareholders in support of such proposal or nomination.

C.	General.

i.
Only such persons who are nominated in accordance with the procedures set forth in this Section 8 shall be eligible to be elected at an annual or special meeting of shareholders of the corporation to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 8. Except as otherwise provided by law, the Board of Directors or the chairperson of the meeting shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 8 (including whether the shareholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such shareholder’s nominee or proposed business in compliance with such shareholder’s representation as required by clauses (a)(iv) and (b)(ii) of this Section 8) and (B) if any proposed nomination or business was not made or proposed in compliance with this Section 8, to declare (1) that such nomination shall be disregarded, (2) that such proposed business shall not be presented before the meeting or transacted or (3) that such special meeting has not been duly called in accordance with the applicable provisions of the MBCA and that such notice is of no force and effect for all purposes under the MBCA and hereunder. Notwithstanding the foregoing provisions of this Section 8, unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in favor of such vote may have been received by the corporation. For purposes of this Section 8, to be considered a qualified representative of the shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders.

ii.
For purposes of this Section 8, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

iii.
Notwithstanding the foregoing provisions of this Section 8, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 8.

ARTICLE III.
DIRECTORS
Section 1. General Powers. The business and affairs of the corporation shall be managed by or under the direction of its Board of Directors. The directors may exercise all such powers and do all such things as may be exercised or done by the corporation, subject to the provisions of applicable law, the Articles of Incorporation, and these Bylaws.
Section 2. Number, Tenure, and Qualification. The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by resolution of the Board of Directors. Except as provided in Sections 6 and 7 of this Article, each director shall be elected at a regular meeting of shareholders and shall hold office until the next regular meeting of shareholders and thereafter until a successor is duly elected and qualified, unless a prior vacancy shall occur by reason of death, resignation, or removal from office. Directors shall be natural persons, but need not be shareholders.
Section 3. Meetings. Meetings of the Board of Directors shall be held at such times and places as shall from time to time be determined by the Board of Directors. Meetings of the Board of Directors also may be called by the chief executive officer or by the acting chief executive officer in the absence of the chief executive officer, or by any director, in which case the person or persons calling such meeting may fix the date, time, and place thereof, either within or without the State of Minnesota, and shall cause notice of meeting to be given.
Section 4. Notice of Meetings. If the date, time, and place of a meeting of the Board of Directors has been announced at a previous meeting, no notice is required. In all other cases, three (3) days’ notice of meetings of the Board of Directors, stating the date and time thereof and any other information required by law or desired by the person or persons calling such meeting, shall be given to each director. If notice of meeting is required, and such notice does not state the place of the meeting, such meeting shall be held at the principal executive office of the corporation. Notice of meetings of the Board of Directors shall be given to directors in the manner provided in these Bylaws for giving notice to shareholders of meetings of shareholders.
Any director may waive notice of any meeting. A waiver of notice by a director is effective whether given before, at, or after the meeting, and whether given orally, in writing, or by attendance. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, unless such director objects at the beginning of the meeting to the transaction of business on grounds that the meeting is not lawfully called or convened and does not participate thereafter in the meeting.
Section 5. Quorum and Voting. A majority of the directors currently holding office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum is present. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until adjournment, even though the withdrawal of a number of directors originally present leaves less than the number otherwise required for a quorum.
The Board of Directors shall take action by the affirmative vote of a majority of the directors present at any duly held meeting, except as to any question upon which any different vote is required by law, the Articles of Incorporation, or these Bylaws. A director may give advance written consent or objection to a proposal to be acted upon at a meeting of the Board of Directors. If the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected, such consent or objection shall be counted as a vote for or against the proposal and shall be recorded in the minutes of the meeting. Such consent or objection shall not be considered in determining the existence of a quorum.

Section 6. Vacancies and Newly Created Directorships. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the directors remaining in office, even though said remaining directors be less than a quorum. Any newly created directorship resulting from an increase in the authorized number of directors by action of the Board of Directors may be filled by a majority vote of the directors serving at the time of such increase. Unless a prior vacancy occurs by reason of death, resignation, or removal from office, any director so elected shall hold office until the next regular meeting of shareholders and until a successor is duly elected and qualified.
Section 7. Removal of Directors. The entire Board of Directors or any director or directors may be removed from office, with or without cause, at any special meeting of the shareholders duly called for that purpose as provided in these Bylaws, by a vote of the shareholders holding a majority of the shares entitled to vote at an election of directors. At such meeting, without further notice, the shareholders may fill any vacancy or vacancies created by such removal as provided in Section 6 of this Article. Any such vacancy not so filled may be filled by the directors as provided in Section 6 of this Article. Any director named by the Board of Directors to fill a vacancy may be removed at any time, with or without cause, by an affirmative vote of a majority of all remaining directors (including remaining directors that were elected by the shareholders and remaining directors elected by the directors without shareholder action pursuant to Section 6 of this Article), even though said remaining directors be less than a quorum, if the shareholders have not elected directors in the interval between the appointment to fill the vacancy and the time of removal.
Section 8. Committees. The Board of Directors, by a resolution approved by the affirmative vote of a majority of the directors then holding office, may establish one or more committees of one or more persons having the authority of the Board of Directors in the management of the business of the corporation to the extent provided in such resolution. Such committees, however, shall at all times be subject to the direction and control of the Board of Directors. Committee members shall be appointed by the affirmative vote of a majority of the directors present. A majority of the members of any committee shall constitute a quorum for the transaction of business at a meeting of any such committee. In other matters of procedure the provisions of these Bylaws shall apply to committees and the members thereof to the same extent they apply to the Board of Directors and directors, including, without limitation, the provisions with respect to meetings and notice thereof, absent members, written actions, and valid acts. Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors.
Section 9. Chairperson of the Board. The Board of Directors shall elect a Chairperson of the Board who, if elected, shall preside at all meetings of the shareholders and of the Board of Directors (or in the Chairperson’s absence, the Board of Directors’ designee) and shall perform such other duties as may be prescribed by the Board of Directors from time to time.
Section 10. Action in Writing. Any action required or permitted to be taken at a meeting of the Board of Directors or of a lawfully constituted committee thereof may be taken by written action signed by all of the directors then in office or by all of the members of such committee, as the case may be. If the action does not require shareholder approval, such action shall be effective if signed by the number of directors or members of such committee that would be required to take the same action at a meeting at which all directors or committee members were present. If any written action is taken by less than all directors, all directors shall be notified immediately of its text and effective date. The failure to provide such notice, however, shall not invalidate such written action.
Section 11. Meeting by Means of Electronic Communication. Members of the Board of Directors of the corporation, or any committee designated by such Board, may participate in a meeting of such Board or committee by means of conference telephone or similar means of communication by which all persons participating in the meeting can simultaneously hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

ARTICLE IV.
OFFICERS
Section 1. Number and Qualification. The officers of the corporation shall consist of one or more natural persons elected by the Board of Directors exercising the functions of the offices, however designated, of chief executive officer and chief financial officer. The Board of Directors may also appoint such other officers and assistant officers as it may deem necessary. The chief executive officer may also appoint, and may prescribe the powers, rights, duties and responsibilities of, such other officers, other than the chief financial officer, as the chief executive officer deems necessary for the operation and management of the corporation. Except as provided in these Bylaws, the Board of Directors shall fix the powers, duties, and compensation of all officers. Officers may be, but need not be, directors of the corporation. Any number of offices may be held by the same person.
Section 2. Term of Office. An officer shall hold office until a successor shall have been duly elected, unless prior thereto such officer shall have resigned or been removed from office as herein provided.
Section 3. Removal and Vacancies. Any officer or agent elected or appointed by the Board of Directors shall hold office at the pleasure of the Board of Directors and may be removed, with or without cause, at any time by the vote of a majority of the Board of Directors. An officer, other than the chief financial officer, also may be removed at any time, with or without cause, by the chief executive officer. Any vacancy in an office of the corporation shall be filled by action of the Board of Directors or by the chief executive officer in accordance with these Bylaws.
Section 4. Chief Executive Officer. Unless provided otherwise by a resolution adopted by the Board of Directors, the chief executive officer shall have general active management of the business of the corporation, in the absence of the Chairperson of the Board or if the office of Chairperson of the Board is vacant, shall preside at meetings of the shareholders and Board of Directors, shall see that all orders and resolutions of the Board of Directors are carried into effect, shall sign and deliver in the name of the corporation any deeds, mortgages, bonds, contracts, or other instruments pertaining to the business of the corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the Articles of Incorporation, these Bylaws, or the Board of Directors to some other officer or agent of the corporation, and shall perform such other duties as may from time to time be prescribed by the Board of Directors.
Section 5. Chief Financial Officer. Unless provided otherwise by a resolution adopted by the Board of Directors, the chief financial officer shall keep accurate financial records for the corporation, shall deposit all monies, drafts, and checks in the name of and to the credit of the corporation in such banks and depositories as the Board of Directors shall designate from time to time, shall endorse for deposit all notes, checks, and drafts received by the corporation as ordered by the Board of Directors, making proper vouchers therefor, shall disburse corporate funds and issue checks and drafts in the name of the corporation as ordered by the Board of Directors, shall render to the chief executive officer and the Board of Directors, whenever requested, an account of all such officer’s transactions as chief financial officer and of the financial condition of the corporation, and shall perform such other duties as may be prescribed by the Board of Directors or the chief executive officer from time to time.
Section 6. President. Unless otherwise determined by the Board of Directors, the President shall be the chief executive officer of the corporation. If an officer other than the President is designated chief executive officer, the President shall have such powers and perform such duties as the Board of Directors or the chief executive officer may prescribe from time to time.
Section 7. Vice Presidents. The Vice Presidents shall have such powers and perform such duties as the chief executive officer or the Board of Directors may prescribe from time to time. In the absence of the President or in the event of the President’s death, inability, or refusal to act, the Vice Presidents in the order designated by the Board of Directors, or, in the absence of any designation, in the order of their election, shall perform the duties of the President, and, when so acting, shall have all the powers of and be subject to all of the restrictions upon the President.

Section 8. Secretary. The Secretary shall attend all meetings of the Board of Directors and of the shareholders and shall maintain records of, and whenever necessary, certify all proceedings of the Board of Directors and of the shareholders. The Secretary shall keep the stock books of the corporation, when so directed by the Board of Directors or other person or persons authorized to call such meetings, shall give or cause to be given notice of meetings of the shareholders and of meetings of the Board of Directors, and shall also perform such other duties and have such other powers as the chief executive officer or the Board of Directors may prescribe from time to time.
Section 9. Treasurer. The Treasurer shall have such powers and perform such duties as the chief executive officer or the Board of Directors may prescribe from time to time.
Section 10. Delegation. Unless prohibited by a resolution approved by the affirmative vote of a majority of the directors present, an officer elected or appointed by the Board of Directors may delegate in writing some or all of the duties and powers of such person’s office to other persons.
ARTICLE V.
CERTIFICATES AND OWNERSHIP OF SHARES
Section 1. Certificates. The shares of the corporation shall either be certificated shares or uncertificated shares. Each holder of uncertificated shares is entitled to a certificate of shares. Each certificate shall contain on its face (a) the name of the corporation, (b) a statement that the corporation is incorporated under the laws of the State of Minnesota, (c) the name of the person to whom it is issued, and (d) the number and class of shares, and the designation of the series, if any, that the certificate represents. Certificates shall also contain any other information required by law or desired by the Board of Directors, and shall be in such form as shall be determined by the Board of Directors. If a certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any officer of the corporation may be a facsimile. If a person signs or has a facsimile signature placed upon a certificate while an officer, transfer agent, or registrar of a corporation, the certificate may be issued by the corporation, even if the person has ceased to have that capacity before the certificate is issued, with the same effect as if the person had that capacity at the date of its issue. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued with the number of shares and date of issue shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation or the transfer agent for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.
Section 2. Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by such holder’s legal representative, who shall furnish proper evidence of authority to transfer, or by such holder’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender of such shares to the corporation or the transfer agent of the corporation.
Section 3. Ownership. Except as otherwise provided in this Section, the person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes. The Board of Directors, however, by a resolution approved by the affirmative vote of a majority of directors then in office, may establish a procedure whereby a shareholder may certify in writing to the corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of one or more beneficial owners. Upon receipt by the corporation of the writing, the persons specified as beneficial owners, rather than the actual shareholder, shall be deemed the shareholders for such purposes as are permitted by the resolution of the Board of Directors and are specified in the writing.

ARTICLE VI.
CONTRACTS, LOANS, CHECKS, AND DEPOSITS
Section 1. Contracts. The Board of Directors may authorize such officers or agents as they shall designate to enter into contracts or execute and deliver instruments in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.
Section 2. Loans. The corporation shall not lend money to, guarantee the obligation of, become a surety for, or otherwise financially assist any person unless the transaction, or class of transactions to which the transaction belongs,(a) is in the usual and regular course of business of the corporation, (b) is with, or for the benefit of, a related corporation, an organization in which the corporation has a financial interest, an organization with which the corporation has a business relationship, or (c) is with, or for the benefit of, an officer or other employee of the corporation or a subsidiary, including an officer or employee who is a director of the corporation or a subsidiary, and may reasonably be expected, in the judgment of the Board of Directors, to benefit the corporation.
Section 3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation shall be signed by the chief financial officer or such other officers or agents of the corporation as shall be designated from time to time by resolution of the Board of Directors.
Section 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks or other financial institutions as the chief financial officer may select.
ARTICLE VII.
MISCELLANEOUS
Section 1. Dividends. The Board of Directors from time to time may declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.
Section 2. Fiscal Year. The fiscal year of the corporation shall be such twelve-month period as is set by a resolution of the Board of Directors.
Section 3. Amendments. Except as limited by the Articles of Incorporation, these Bylaws may be altered or amended by the Board of Directors. Such authority of the Board of Directors is subject to the power of the shareholders of this corporation to alter or repeal such Bylaws, and the Board of Directors, after adoption of the initial Bylaws, shall not make, alter, or repeal any Bylaw fixing quorum for shareholder meetings, prescribing procedures for removing directors or filling vacancies on the Board of Directors, fixing the number of directors or their classifications, qualifications or terms of office. The Board of Directors may, however, adopt or amend a bylaw to increase the number of directors.